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                                                                    EXHIBIT 99.2


                                  Limited Partner:

                                  Partner I.D. Code:__________________________

                                  Class:______________________________________

                                  Capital Contribution Percentage:____________%

                                  Capital Account: $__________________________

                                  No. of Shares Issuable to
                                    Limited Partner:__________________________


                         PRESIDENTIAL MORTGAGE COMPANY
                        A CALIFORNIA LIMITED PARTNERSHIP

                 Limited Partner Ballot for Restructuring Plan


          (IN ORDER TO VOTE YOU MUST COMPLETE AND RETURN THIS BALLOT)

         LIMITED PARTNER BALLOT, DATED AS OF ____________ __, 1996 FOR ACCEPTING, REJECTING OR ABSTAINING ON THE RESTRUCTURING PLAN OF PRESIDENTIAL MORTGAGE COMPANY (THE "PARTNERSHIP"), IN WHICH EACH PARTNER IN THE PARTNERSHIP WOULD BECOME A STOCKHOLDER OF PACIFIC UNITED GROUP, INC. (THE "CORPORATION")

         RETURN THIS BALLOT ON OR BEFORE FEBRUARY ___, 1996 TO:

                              [Distribution Agent]
                                   [Address]

         TO BE COUNTED, THIS BALLOT MUST BE RECEIVED BEFORE 5:00 P.M. (PACIFIC
         TIME) ON ___________, FEBRUARY __, 1996, UNLESS EXTENDED BY THE GENERAL PARTNER (THE "EXPIRATION DATE").

         The Restructuring Plan referred to in this Ballot will be effectuated, subject to the satisfaction of certain conditions, and thereby made binding on you, if it is accepted by limited partners of the Partnership holding fifty-one percent (51%) of the total capital contributions in the Partnership (excluding any capital contributions of the General Partner of the Partnership).


         THE GENERAL PARTNER OF THE PARTNERSHIP RECOMMENDS THAT YOU VOTE FOR THE RESTRUCTURING PLAN. A VOTE TO ABSTAIN FROM ANY PROPOSAL OR A FAILURE TO RETURN THIS BALLOT WILL BE DEEMED TO BE A VOTE AGAINST THE RESTRUCTURING PLAN.

         IF YOU DO NOT COMPLETE AND RETURN THIS BALLOT SUCH THAT IT IS RECEIVED BY THE EXPIRATION DATE, YOU WILL BE DEEMED TO HAVE VOTED AGAINST THE RESTRUCTURING PLAN.





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         IF YOU DO NOT COMPLETE AND RETURN THIS BALLOT SUCH THAT IT IS RECEIVED
BY THE EXPIRATION DATE, YOU WILL BE DEEMED TO HAVE VOTED AGAINST THE RESTRUCTURING PLAN.
                         PRESIDENTIAL MORTGAGE COMPANY


                                  Limited Partner:

                                  Partner I.D. Code:__________________________

                                  Class:______________________________________

                                  Capital Contribution Percentage:____________%

                                  Capital Account: $__________________________

                                  No. of Shares Issuable to
                                    Limited Partner:__________________________


         The undersigned, as record owner of Limited Partnership Units of the Partnership, hereby votes as follows:

1. Approval of the Restructuring Plan whereby (a) the Partnership will contribute all of its assets and liabilities to the Corporation in exchange for Common Stock of the Corporation, (b) the business of the Partnership will thereafter be conducted by the Corporation, and (c) the Partnership will liquidate and distribute the Common Stock of the Corporation to all of the Partnership's partners pro rata in accordance with their existing capital accounts in the Partnership (other than those partners electing to cash out their investments in the Partnership rather than receive Common Stock of the Corporation).

         Check one:  FOR ____          AGAINST ____         ABSTAIN ____

2.* Cash Out Option: The undersigned hereby elects to receive cash of $10 per share for the shares of Common Stock receivable by the undersigned in connection with the Restructuring Plan.

  (Initial here only if you want $10 cash per share in lieu of Common Stock)
                                   ________

   *In order to elect the Cash Out Option, you must vote "FOR" Proposal 1. The Partnership shall not be obligated to cash out an amount of shares that would be deemed to result in an "ownership change," as defined in the Internal Revenue Code of 1986, as amended. In the event that the Partnership receives requests for the Cash Out Option for an excess number of shares, the Partnership will allocate the amount of shares to be repurchased among all limited partners requesting the Cash Out Option pro rata in accordance with their existing capital accounts in the Partnership.


Dated:_________________________________            __________________________________________
                                                   (Signature of Limited Partner)

                                                   __________________________________________
                                                   (Print Name of Limited Partner)

                                                   __________________________________________
                                                   (Beneficial Owner, if different)

         THIS BALLOT SUPERSEDES ANY PREVIOUSLY DELIVERED BALLOTS, WHICH BALLOTS ARE NULL AND VOID. THIS BALLOT MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE BY THE SUBMISSION OF A PROPERLY EXECUTED SECOND BALLOT, TOGETHER WITH A LETTER INDICATING THAT THE PRIOR BALLOT HAS BEEN REVOKED.





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                                                                      EXHIBIT ??

                                  Record Holder:_______________________________

                                  Address:_____________________________________

                                          _____________________________________

                                  Partner I.D. Code:___________________________

                                  Class:_______________________________________

                                  Beneficiary:_________________________________

                                  No. of Shares Issuable:______________________

                                  Basic Subscription Rights Exercisable:_______

                         PRESIDENTIAL MORTGAGE COMPANY

                              ------------------

                          Solicitation of Approval of
                               Restructuring Plan
                         in which Partners Would Become
                   Stockholders in Pacific United Group, Inc.
                                      and
                         Additional Subscription Rights

                              ------------------

       Pursuant to the Proxy Statement/Prospectus Dated January ___, 1996


THE SOLICITATION PERIOD FOR THE RESTRUCTURING PLAN WILL EXPIRE AT 5:00 P.M., PACIFIC TIME, ON _________, FEBRUARY __, 1996, UNLESS EXTENDED (THE "EXPIRATION DATE"). PLEASE RETURN YOUR INSTRUCTIONS TO THE RECORD HOLDER OF YOUR BENEFICIAL INTEREST AS SOON AS POSSIBLE.

PLEASE NOTE THAT YOU MUST VOTE "FOR" THE RESTRUCTURING PLAN IF YOU WISH TO ELECT THE CASH OUT OPTION OR IF YOU WISH TO SUBSCRIBE FOR ADDITIONAL SHARES.

IF YOU DO NOT COMPLETE AND RETURN THESE INSTRUCTIONS SO THAT THE RECORD HOLDER MAY RETURN A BALLOT ON YOUR BEHALF BY THE EXPIRATION DATE, YOU WILL BE DEEMED TO HAVE VOTED AGAINST THE RESTRUCTURING PLAN.

To Our Clients:

         Enclosed for your consideration is the Proxy Statement/Prospectus dated January ___, 1996 (the "Proxy Statement/Prospectus"), distributed to us by the general partner of Presidential Mortgage Company, a California limited partnership (the "Partnership") in which you are a limited partner, and the related Limited Partner Ballot (the "Ballot") and Subscription Agreement (the "Subscription Agreement," and collectively with the Proxy Statement/Prospectus and the Ballot, the "Transaction Documents") as each may be supplemented or amended from time to time, pursuant to which the Partnership is:

         (i) soliciting its limited partners to accept the terms of a restructuring plan (the "Restructuring Plan") pursuant to which each partner's investment in the Partnership, as represented by the Limited Partnership Units ("Units") held by such partner, would be converted into shares of common stock ("Common Stock") of Pacific United Group, Inc., a newly formed Delaware corporation (the "Corporation"), the number of shares to be received based on such partner's capital account in the Partnership;

         (ii) offering each partner who votes in favor of the Restructuring Plan the option to receive cash in lieu of Common Stock from the Corporation at a price of $10 per share, subject to certain limitations;





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         (iii)   offering those partners who vote in favor of the Restructuring
                 Plan the opportunity, through the exercise of Basic Subscription Rights, to purchase an aggregate of 400,000 additional shares of Common Stock of the Corporation at a purchase price of $10 per share, pro rata in accordance with their capital accounts in the Partnership, conditioned upon the successful completion of the Restructuring Plan; and

         (iv) offering those partners who vote in favor of the Restructuring Plan the opportunity, through the exercise of Oversubscription Privileges, to purchase additional shares not purchased by other partners, subject to proration among all partners exercising Oversubscription Privileges.

         Any exercise of either Basic Subscription Rights or the Oversubscription Privilege (collectively, the "Rights Offering") must be made prior to the Expiration Date in order to participate in the Rights Offering. Capitalized terms used herein without definition are used as defined in the Proxy Statement/Prospectus.

         We are the registered holder of Units held for your account. A vote for or against the Restructuring Plan or an election to exercise Basic Subscription Rights or the Oversubscription Privilege may be made only by us as the registered holder thereof pursuant to the terms of the Restructuring Plan, and then, only pursuant to your instructions. The Ballot and the Subscription Agreement are furnished to you for your information only and cannot be used by you directly to vote for or against the Restructuring Plan or to purchase shares of Common Stock of the Corporation in the Rights Offering. As registered holder of Units for your account, we are required to complete the Ballot and Subscription Agreement on your behalf. Therefore, we request your instructions as to how you wish to vote on the Restructuring Plan and whether you wish to participate in the Rights Offering.

         We urge you to read the Transaction Documents carefully before conveying your instructions to us. In order to be entitled to participate in the Rights Offering, a Ballot with respect to Units held by us for your account, voted in favor of the Restructuring Plan, and a Subscription Agreement must be submitted by us pursuant to your instructions so that they are received by the Distribution Agent and the Subscription Agent, respectively, by the Expiration Date.

         If you fail to provide us with instructions in time for us to act on your behalf by the Expiration Date, you will be deemed to have voted against the Restructuring Plan and you will be unable (i) to elect to have the Corporation repurchase shares distributed to you if the Restructuring Plan is approved and (ii) to participate in the Rights Offering. If you do not vote in favor of the Restructuring Plan, yet it is approved by limited partners holding fifty-one percent (51%) of the capital contributions in the Partnership, you will receive shares of Common Stock of the Corporation pro rata in accordance with your capital account in the Partnership, but will risk dilution of your equity interest due to the fact that you will be unable to participate in the Rights Offering.

         Your instructions to us should be forwarded as promptly as possible in order to permit us to vote and/or exercise on your behalf by the Expiration Date and otherwise in accordance with the provisions of the Restructuring Plan.

         THE SOLICITATION PERIOD WILL EXPIRE AT 5:00 P.M., PACIFIC TIME, ON ____________, FEBRUARY __, 1996, UNLESS EXTENDED. BALLOTS MAY BE REVOKED AND/OR REPLACED AT ANY TIME PRIOR TO THE EXPIRATION DATE IN ACCORDANCE WITH THE PROCEDURES SPECIFIED IN THE PROXY STATEMENT/PROSPECTUS.

         Please instruct us as to how we should vote your Units by completing, detaching and returning to us the instruction form set forth below. In addition, if you vote in favor of the Restructuring Plan, please inform us whether you wish to retain the shares of Common Stock of the Corporation to be distributed in connection therewith or have the Corporation repurchase such shares at the purchase price of $10 per share if the Restructuring Plan is approved. Please note that the Corporation will not repurchase an amount of shares that would be deemed to cause an "ownership change," as such term is defined in the Internal Revenue Code of 1986, as amended. In the event that requests are received which exceed this amount, the Corporation will allocate the amount of shares to be repurchased among all limited partners requesting such a repurchase pro rata in accordance with their existing capital accounts in the Partnership.

         Finally, if you intend to vote in favor of the Restructuring Plan and wish to participate in the Rights Offering, please instruct us on the instruction form as to how many Basic Subscription Rights you wish to exercise to receive shares of Common Stock of the Corporation (based on your total entitlement listed on line (a) of the form) and how many shares you wish to purchase pursuant to the Oversubscription Privilege, and enclose with the instruction form a check or bank draft drawn upon a United States bank, or postal, telegraphic or express money order, in the amount of $10 multiplied by the number of shares you wish to purchase in the Rights Offering (including pursuant to the Oversubscription Privilege). We will forward your payment to _____________________, the Subscription Agent for the Rights Offering. In the event that the Corporation receives subscriptions for shares in excess of 400,000, the Subscription Agent will return any portion of your subscription funds, together with any interest earned





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thereon that is not used to acquire shares of Common Stock of the Corporation for your account, directly to you. In the event that the Restructuring Plan is not approved, the Subscription Agent will return all of your subscription funds, together with any interest earned thereon, directly to you. An envelope to return your instructions is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a Ballot and/or a Subscription Agreement on your behalf prior to the Expiration Date.





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                                  Record Holder:_______________________________

                                  Address:_____________________________________

                                          _____________________________________

                                  Partner I.D. Code:___________________________

                                  Class:_______________________________________

                                  Beneficiary:_________________________________

                                  No. of Shares Issuable:______________________

                                  Basic Subscription Rights Exercisable:_______

                         PRESIDENTIAL MORTGAGE COMPANY
                     BALLOT INSTRUCTIONS TO ACCOUNT HOLDER
      (Return this Form to the Record Holder of Limited Partnership Units
                             Held for Your Account)

         The undersigned acknowledge(s) receipt of your letter and the enclosed Proxy Statement/Prospectus dated January __, 1996 and the related Limited Partner Ballot and Subscription Agreement in connection with the Restructuring Plan. In order for you to make certain representations, warranties and acknowledgments to the Partnership and the Corporation as set forth in the Ballot and the Subscription Agreement, the undersigned hereby represents, warrants and acknowledges to you that the representations, warranties and acknowledgements set forth in the Ballot and the Subscription Agreement are true and correct with respect to the undersigned.

         This will instruct you as to how to vote as indicated below for or against the Restructuring Plan and whether to exercise rights to purchase shares of Common Stock of the Corporation in the Rights Offering, upon the terms and subject to the conditions set forth in the Proxy
Statement/Prospectus.


Restructuring Plan                                                                          SIGN HERE
                                                                       _______________________________________________
Check one:                                                                                Signature(s)

FOR ______         AGAINST ______          ABSTAIN_____                _______________________________________________
                                                                       Name(s)                           (Please Print)
Cash Out Option(1)
                                                                       _______________________________________________
Check here if you wish to elect the Cash Out Option shares                                   Address
for $10 per share: _____
                                                                       _______________________________________________
                                                                                             Zip Code

Participation in the Rights Offering(2)                                _______________________________________________
                                                                                        Area Code and Telephone No.
(a) Basic Subscription Rights Exercised(3)   ______________
                                                                       _______________________________________________
(b) Maximum Rights Exercised Pursuant to                               Dated:
    Oversubscription Privilege(3)            ______________

(c) Maximum Shares Subscribed For(3)
       ((a)+(b))                             ______________

Subscription Price(3)                        $_____________
    (enclosed)


_______________
(footnotes on next page)





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________________

1/ You may not elect to have the Corporation repurchase the shares to be distributed to you if you have not voted in favor of the Restructuring Plan.
If you fail to make any election hereunder, you shall be deemed to have elected to retain such shares of Common Stock of the Corporation.

2/ In order to participate in the Rights Offering, you must have voted "FOR" the Restructuring Plan above. Each Right entitles you to one share of Common Stock of the Corporation.

3/ If you do not indicate the number of shares which you are willing to subscribe for or do not forward full payment for the number of shares of Common Stock indicated as being subscribed for, then you will be deemed to have exercised the maximum number of Basic Subscription Rights and/or that portion of the Oversubscription Privilege that may be exercised for the aggregate subscription price delivered herewith.





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